UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 3, 2004
(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number,
including area code)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 1.1
Exhibit 99.1

Item 5. Other Events and Regulation FD Disclosure.

     On June 3, 2004, Critical Path, Inc. (the “Company”) entered into a dealer manager agreement with Perseus Advisors, LLC to solicit the exercise of the rights to purchase Series E Preferred Stock in connection with the Company’s previously announced rights offering of up to $21 million of shares of its Series E Preferred Stock to shareholders of record on April 30, 2004. The rights offering is expected to close on June 25, 2004. The shares of Series E Preferred Stock to be sold in the rights offering and the underlying shares of common stock which the Series E Preferred Stock is convertible into, are registered with the Securities and Exchange Commission on Form S-3 (No. 333-111559). A copy of the Dealer Manager Agreement is filed herewith as Exhibit 1.1. The Company issued a press release regarding the execution of the Dealer Manager Agreement on June 3, 2004 which is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

1.1	Dealer Manager Agreement dated June 3, 2004, between the Company and Perseus Advisors, LLC.

99.1	Press Release dated June 3, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: June 3, 2004	By	/s/ Michael J. Zukerman
Name: Michael J. Zukerman
Title: Senior Vice President and General Counsel

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EXHIBIT INDEX

1.1	Dealer Manager Agreement dated June 3, 2004, between the Company and Perseus Advisors, LLC.

99.1	Press Release dated June 3, 2004.

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